Instil Bio Reports Fourth Quarter and Full Year 2025 Financial Results and
Provides Corporate Update

Company evaluating potential acquisitions and in-licensing opportunities to drive next phase of strategic development

Cash position of $76.3 million as of December 31, 2025 expected to fund current operating plan beyond 2027

DALLAS, TX, March 27, 2026 (GLOBE NEWSWIRE) — Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), Instil Bio, Inc. (“Instil”) (Nasdaq:TIL), a biotechnology company focused on identifying and advancing innovative therapeutics, today reported its fourth quarter and full year 2025 financial results and provided a corporate update.

Recent Highlights:

•In January 2026, Axion Bio, Inc., a wholly owned subsidiary of Instil, discontinued clinical development of AXN-2510 and entered into a termination agreement with ImmuneOnco Biopharmaceuticals (Shanghai) Inc. to terminate the license and collaboration agreement for AXN-2510 and AXN-27M.

•Following this decision, Instil will focus on its next phase of strategic development through external innovation and disciplined capital deployment.

•The company is pursuing potential acquisitions and in-licensing opportunities that could provide access to promising novel therapeutic candidates. Instil is evaluating opportunities across several therapeutic areas.

“We have been taking important steps to sharpen Instil’s strategic focus and position the company for its next phase of strategic development,” said Bronson Crouch, Chief Executive Officer, Instil. “We are focused on identifying high-quality opportunities that can position Instil for long-term value creation. Our priority is to leverage our balance sheet to pursue acquisitions and in-licensing opportunities that can drive meaningful shareholder value. We believe this disciplined approach to capital deployment can allow us to build a differentiated pipeline and advance innovative therapies for patients with serious diseases.”

There can be no assurance that any transaction will result from these efforts, nor as to the timing of any such outcome. Instil does not intend to provide further updates unless and until a specific transaction is approved or disclosure is otherwise deemed appropriate..

Fourth Quarter and Full Year 2025 Financial and Operating Results:

As of December 31, 2025, Instil had $76.3 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $6.6 million in cash and cash equivalents, $0.2 million in restricted cash and $69.5 million in marketable securities, compared to $115.1 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $8.8 million in cash and cash equivalents, $1.8 million in restricted cash, and $104.5 million in marketable securities, as of

December 31, 2024. Instil expects that its cash, cash equivalents, restricted cash and marketable securities as of December 31, 2025 will enable it to fund its current operating plan beyond 2027.

In-process research and development expenses were nil and $10.0 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to nil and $10.0 million for the fourth quarter and full year ended December 31, 2024.

Research and development expenses were $3.5 million and $24.7 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $1.1 million and $11.8 million for the fourth quarter and full year ended December 31, 2024, respectively.

General and administrative expenses were $6.1 million and $27.2 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $10.4 million and $44.2 million for the fourth quarter and full year ended December 31, 2024, respectively.

Restructuring and impairment charges were nil and $16.6 million for the fourth quarter and full year ended December 31, 2025, respectively, compared to $0.3 million and $7.5 million for the fourth quarter and full year ended December 31, 2024, respectively.

Net loss per share, basic and diluted was $1.21 and $10.70 for the fourth quarter and full year ended December 31, 2025, respectively, compared to $1.82 and $11.39 for the fourth quarter and full year ended December 31, 2024, respectively. Non-GAAP net loss per share, basic and diluted was $0.97 and $6.91 for the fourth quarter and full year ended December 31, 2025, respectively, compared to $1.08 and $7.59 for the fourth quarter and full year ended December 31, 2024, respectively.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio

Instil Bio, Inc. is a biotechnology company focused on identifying and advancing innovative therapeutic opportunities. For more information. For more information, visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets,” “next phase” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements concerning Instil's expectations regarding its next phase of strategic development and pursuing potential acquisition and in-licensing opportunities; Instil's expectations regarding its capital position, resources, and balance sheet, including its cash runway; and other statements that are not historical fact. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties related to the next phase of strategic development, pursuing potential transactions to acquire companies or in-license product candidates and the sufficiency of Instil's cash resources, as well as interest rates, inflation, tariffs, international conflicts and other factors which could materially and adversely affect Instil’s business and operations, and other risks and uncertainties affecting Instil's plans and strategy, including those discussed in the section titled “Risk Factors” in Instil's Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC, as well as Instil's other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and Instil disclaims any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations: 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

Media Relations:
Kimberly Ha
KKH Advisors
917-291-5744
kimberly.ha@kkhadvisors.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)

Selected Consolidated Balance Sheet Data

	December 31, 2025	December 31, 2024
Cash, cash equivalents, restricted cash and marketable securities	$76,295	$115,145
Total assets	$203,523	$263,567
Total liabilities	$89,657	$94,131
Total stockholders’ equity	$113,866	$169,436

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
In-process research and development	$—	$—	$10,000	$10,000
Research and development	3,497	1,099	24,738	11,838
General and administrative	6,060	10,373	27,221	44,210
Restructuring and impairment charges	—	348	16,622	7,493
Total operating expenses	9,557	11,820	78,581	73,541
Loss from operations	(9,557)	(11,820)	(78,581)	(73,541)
Interest income	746	1,352	3,858	6,987
Interest expense	(1,567)	(3,005)	(5,829)	(8,992)
Other rental income	2,242	2,774	8,968	4,267
Other expense, net	(55)	(1,196)	212	(2,856)
Net loss	$(8,191)	$(11,895)	$(71,372)	$(74,135)
Net loss per share, basic and diluted	$(1.21)	$(1.82)	$(10.70)	$(11.39)
Weighted-average shares used in computing net loss per share, basic and diluted	6,781,976	6,525,885	6,668,268	6,510,138

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(8,191)	$(11,895)	$(71,372)	$(74,135)
Adjustments:
Non-cash stock-based compensation expense	1,606	4,501	8,693	17,257
Restructuring and impairment charges	—	348	16,622	7,493
Non-GAAP net loss	$(6,585)	$(7,046)	$(46,057)	$(49,385)
Net loss per share, basic and diluted	$(1.21)	$(1.82)	$(10.70)	$(11.39)
Adjustments:
Non-cash stock-based compensation expense per share	0.24	0.69	1.30	2.65
Restructuring and impairment charges	—	0.05	2.49	1.15
Non-GAAP net loss per share, basic and diluted*	$(0.97)	$(1.08)	$(6.91)	$(7.59)
Weighted-average shares outstanding, basic and diluted	6,781,976	6,525,885	6,668,268	6,510,138
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*    Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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